Exhibit 4.4

October 4, 2012

Tornier N.V.

Fred. Roeskestraat 123

1076 EE Amsterdam

The Netherlands

Re:	Amendment and Waiver to that certain Registration Rights Agreement, dated as of July 16, 2010, by and among the Investors (as defined therein) and Tornier N.V. (the “Registration Rights Agreement”)

Ladies and Gentlemen:

The undersigned party (referred to herein as the “Undersigned”) is an owner of record or the beneficial owner of certain ordinary shares, par value €0.03 per share (the “Parent Shares”), of Tornier N.V., a public company with limited liability (naamloze vennootschap) (the “Parent”), and is delivering this amendment and waiver letter agreement (this “Agreement”) to you in connection with the transactions contemplated under that certain Agreement and Plan of Merger, dated as of August 23, 2012 (the “Merger Agreement”), by and among Parent, Oscar Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Parent (“Merger Sub”), OrthoHelix Surgical Designs, Inc., a Delaware corporation (the “Company”), and MCPF GP Holdings, Inc., solely in its capacity as representative of the Company’s equity holders (the “Representative”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the merger, Merger Sub will merge with and into OrthoHelix, with OrthoHelix continuing as the surviving entity and a wholly owned subsidiary of the Parent (the “Merger”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement.

Subject to the terms and conditions of the Merger Agreement, the Parent has agreed to pay an aggregate of $135 million in merger consideration, $100 million of which will be payable in cash and $35 million of which will be payable in Parent Shares. The aggregate merger consideration will be subject to certain customary adjustments at closing, including a working capital adjustment. It is the understanding of the Undersigned that the issuance of the Parent Shares in connection with the Merger will be exempt from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Regulation D promulgated thereunder, based upon appropriate representations and certifications that the Parent expects to obtain prior to issuance, from the Company and each Company stockholder, option holder and warrant holder receiving Parent Shares in connection with the Merger. Subject to the terms and conditions of the Merger Agreement, the Parent has agreed to file with the United States Securities and Exchange Commission a registration statement on Form S-3 (the “Resale Registration Statement”) registering the resale of the Parent Shares issuable upon the closing of the Merger (the “Resale Offering”).

All or certain of the Parent Shares owned by the Undersigned are subject to the terms of the Registration Rights Agreement. The Undersigned hereby acknowledges and agrees that the filing of the Resale Registration Statement by the Parent will not trigger “piggyback” registration rights under Section 2(b) of the Registration Rights Agreement and, if the filing of the Resale Registration Statement by the Parent were to trigger “piggyback” registration rights under Section 2(b) of the Registration Rights Agreement with respect to the Resale Offering, the Undersigned hereby waives any rights to receive notice of, and to participate in, the Resale Offering.

In addition, the Undersigned hereby acknowledges and agrees that in connection with the transactions contemplated by the Merger Agreement, the Parent desires to grant certain limited “piggyback” registration rights to certain shareholders of the Company receiving Parent Shares in connection with the Merger pursuant to certain lock-up and leak-out letter agreements between such shareholders of the Company and the Parent, in substantially the form as provided to the Undersigned. The Undersigned hereby acknowledges and agrees that the provision of such limited “piggyback” registration rights to such shareholders of the Company, which, in effect, may constitute an amendment to the Registration Rights Agreement pursuant to Section 4(f) thereof, is acceptable to the Undersigned, and the Undersigned hereby consents to such amendment to the Registration Rights Agreement.

The Undersigned hereby acknowledges that the Parent is relying upon, and any future underwriters in any future underwritten offering of the Parent Shares may rely upon, this Agreement in carrying out any future offering of the Parent Shares.

This Agreement is irrevocable and will be binding on the Undersigned and the respective successors, heirs, personal representatives and assigns of the Undersigned.

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[SIGNATURE PAGE FOLLOWS]

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TMG HOLDINGS COOPERATIEF U.A.

By: /s/ Sean Carney

Name: Sean Carney

Title: Managing Director

By: /s/ GFXM Nieuwenhulzen

Name: GFXM Nieuwenhulzen

Title: Managing Director A

ACCEPTED AND AGREED:

TORNIER N.V.

By: /s/ Kevin Klemz

Name: Kevin Klemz

Title: Secretary

[SIGNATURE PAGE TO AMENDMENT AND WAIVER OF

REGISTRATION RIGHTS LETTER AGREEMENT]

VERTICAL FUND I, L.P.

By: The Vertical Group, L.P., its General Partner

By: The Vertical Group GPHC, L, its General Partner

By: /s/ Richard B. Emmitt

Name: Richard B. Emmitt

Title: Authorized Signatory

VERTICAL FUND II, L.P.

By: The Vertical Group, L.P., its General Partner

By: The Vertical Group GPHC, L, its General Partner

By: /s/ Richard B. Emmitt

Name: Richard B. Emmitt

Title: Authorized Signatory

ACCEPTED AND AGREED:

TORNIER N.V.

By: /s/ Kevin Klemz

Name: Kevin Klemz

Title: Secretary

[SIGNATURE PAGE TO AMENDMENT AND WAIVER OF

REGISTRATION RIGHTS LETTER AGREEMENT]

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KCH OSLO AS

By: /s/ Knut Solvang

Name: Knut Solvang

Title: Chairman

PHIL INVEST APS

By: /s/ Niels Ahlmark

Name: Niels Ahlmark

Title: Director

ACCEPTED AND AGREED:

TORNIER N.V.

By: /s/ Kevin Klemz

Name: Kevin Klemz

Title: Secretary

[SIGNATURE PAGE TO AMENDMENT AND WAIVER OF

REGISTRATION RIGHTS LETTER AGREEMENT]

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DOUGLAS W. KOHRS

/s/ Douglas W. Kohrs

ACCEPTED AND AGREED:

TORNIER N.V.

By: /s/ Kevin Klemz

Name: Kevin Klemz

Title: Secretary

[SIGNATURE PAGE TO AMENDMENT AND WAIVER OF

REGISTRATION RIGHTS LETTER AGREEMENT]

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